UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As disclosed in our press release dated September 8, 2010, Kraft Foods Inc. is hosting an Analyst Day in New York City on September 15, 2010. The presentations are scheduled to begin at 8:00 a.m. Eastern Daylight time. Members of management will be making presentations that may include material non-public information, including information related to our strategic business plans, goals, growth initiatives and outlook, and forecasts for future performance and industry development. We issued a press release summarizing the presentations, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The presentations will be available via a live audio webcast within the Investor Center section of our Web site, www.kraftfoodscompany.com. An archived rebroadcast and the presentation slides will be available for one year following the webcast. The presentation slides, including Regulation G reconciliations, used in the presentations are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Pursuant to General Instruction B.2., to Form 8-K, the information set forth in this Item 7.01, including the exhibits attached hereto relating to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Kraft Foods Inc. Press Release, dated September 15, 2010.

99.2	Kraft Foods Inc. Presentation Slides, dated September 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: September 15, 2010		/s/ Carol J. Ward
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary